EXHIBIT INDEX

(12) Tax opinion for the merger of AXP Progressive Fund into AXP Partners Select Value Fund.

(16)(a) Directors'/Trustees' Power of Attorney to sign amendments to this Registration Statement, dated July 7, 2004.